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                          DOBSON COMMUNICATIONS CORPORATION

                       (FORMERLY, DOBSON HOLDINGS CORPORATION)
                               AN OKLAHOMA CORPORATION



                               SHAREHOLDERS' AGREEMENT




                            DATED AS OF FEBRUARY 26, 1997

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                                  TABLE OF CONTENTS

                                                                            Page

SECTION 1 - RIGHTS OF SHAREHOLDERS                                           1

SECTION 2 - DEFINITIONS                                                      2

    2.1  Definitions
    2.2  Construction

SECTION 3 - REGISTRATION RIGHTS                                              8

    3.1  Requested Registration
    3.2  Company Registration
    3.3  Expenses of Registration
    3.4  Registration Procedures
    3.5  Registration on Form S-3
    3.6  Indemnification
    3.7  Information by Holder
    3.8  Rule 144 Reporting
    3.9  Transfer of Registration Rights
    3.10 Termination of Registration Rights
    3.11 Other Registration Rights

SECTION 4 - AFFIRMATIVE COVENANTS OF THE COMPANY                             18
           AND THE SHAREHOLDERS

    4.1 Board of Representation and Voting Agreement of the Shares

SECTION 5 - PREEMPTIVE RIGHTS                                                20

    5.1  Right to Purchase
    5.2  Price
    5.3  Closing

SECTION 6 - RIGHTS OF REFUSAL                                                22

    6.1  Right of Refusal
    6.2  Price
    6.3  Closing
    6.4  Termination

SECTION 7 - RIGHT OF CO-SALE                                                 24

    7.1  Co-Sale
    7.2  Exclusions


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SECTION 8 - RESTRICTIONS ON TRANSFER                                          25

    8.1  Transfer Restrictions
    8.2  Exceptions
    8.3  Termination

SECTION 9 - PUT RIGHTS                                                        25

    9.1  Right to Put
    9.2  Repurchase Price
    9.3  Failure to Purchase
    9.4  Payment

SECTION 10 - CALL RIGHTS                                                      28

    10.1 Right to Call
    10.2 Call Price
    10.3 Payment
    10.4 Termination


SECTION 11 - MISCELLANEOUS                                                    29

    11.1 Waivers and Amendments
    11.2 Governing Law
    11.3 Successors and Assigns
    11.4 Entire Agreement
    11.5 Notices
    11.6 Severability
    11.7 Counterparts
    11.8 Descriptive Headings

                                          ii

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                               SHAREHOLDERS' AGREEMENT

    This Shareholders' Agreement is entered into as of February ___, 1997, by and among Dobson Communications Corporation (formerly, Dobson Holdings Corporation), an Oklahoma corporation (the "Company"), and the Persons named in SCHEDULE A attached hereto and made a part hereof (collectively the "Shareholders").

                                       RECITALS

    WHEREAS, the Company has authorized capital stock consisting of 1,000,000 shares of Class A Voting Common Stock, $1.00 par value per share (the "Class A Common Stock"), 31,000 shares of Class B Common Stock, $1.00 par value per share (the "Class B Common Stock") (collectively the "Common Shares"), 100,000 shares of Class A 5% Non-Cumulative, Non-Voting, Non-Convertible Preferred Stock, $1.00 par value per share (the "Class A Preferred Stock"), 100,000 shares of Class B Convertible Preferred Stock (the "Class B Preferred Stock") and 100,000 shares of Class C 8% Cumulative, Non-Voting, Non-Convertible Preferred Stock (collectively the "Preferred Shares" and together with the Common Shares, the "Shares");

    WHEREAS, each Shareholder has a substantial investment in the Company by reason of such Shareholder's ownership of the Shares shown on SCHEDULE A;

    WHEREAS, the terms "Shareholder" or "Shareholders" as used herein shall include the parties hereto other than the Company, and any future holder of any Shares who become a party to this Agreement; and

    WHEREAS, the parties believe that it is in the best interest of the Company and the Shareholders to make provision for (a) the future disposition of certain Shares of the Company, and (b) other matters relating to the governance of the Company;

    NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:


                                       1

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                                      SECTION 1

                                RIGHTS OF SHAREHOLDERS

    The Company hereby grants to the Shareholders the registration rights, rights of first refusal, rights of transfer, information rights, sale and co-sale rights, rights regarding representation on the Board of Directors and the other rights set forth herein (collectively the "Rights"). The Shareholders accept the Rights and agree to be bound by the obligations contained herein.

                                       2

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                                   SECTION 2

                                  DEFINITIONS

    2.1  DEFINITIONS.   Capitalized terms used herein and not otherwise
defined herein shall have the following meanings:

         "AFFILIATE" has the meaning given such term in the Purchase
Agreement.

         "AGREEMENT" shall mean this Shareholders' Agreement, as the same may be amended, supplemented, restated, replaced or otherwise modified, in each case from time to time and whether in whole or in part.

         "APPLICABLE RATE" shall mean 8% per annum, except during any period a Noncompliance Event exists, the Applicable Rate shall mean 16% per annum.

         "CAPITAL TRANSACTION" shall mean (i) a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, (ii) a merger or consolidation of the Company into or with another corporation in which the shareholders of the Company shall own less than 50% of the voting securities of the surviving corporation or its parent, (iii) the sale, transfer or lease (but not including a transfer or lease by pledge or mortgage by a bona fide lender) of all or substantially all of the assets of the Company, (iv) the consummation of a Public Offering of the Company's Common Shares, or (v) the sale or transfer (but not including a transfer or lease by pledge or mortgage by a bona fide lender) of the Purchasers' equity ownership interest in the Company, whether by redemption or otherwise.

    "CHANGE OF CONTROL EVENT" shall mean (i) any merger or consolidation of the Company with or into another Person as a result of which the Shareholders shall own less than fifty and one tenth percent (50.1%) of the Voting Securities of the consolidated or surviving corporation or its parent, (ii) the sale, transfer or lease of all or substantially all of the assets of the Company or the consolidated assets of the Company and its Subsidiaries, (iii) the issuance of Equity Securities of the Company as a result of which the Shareholders of the Company prior to such issuance own less than fifty and one tenth percent (50.1%) of the Voting

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Securities of the Company immediately following such issuance, (iv) the failure of Everett Dobson to control, directly or indirectly through Persons controlled by him, fifty and one tenth percent (50.1%) of the Company's Voting Securities, and (v) the failure of the Persons comprising the Company's Board of Directors as of the date hereof or Persons approved by fifty and one tenth percent (50.1%) of the Company's incumbent Board of Directors to comprise the majority of the directors of the Company.

         "COMMON SHARES" shall have the meaning ascribed thereto in the Recitals of this Agreement.

         "COMPANY REGISTRATION CUTBACK" shall have the meaning ascribed thereto in SECTION 3.2(b).

         "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "CONVERTIBLE SECURITIES" shall mean, with respect to any Equity Securities, (a) any warrants, options or other rights to subscribe for or to acquire, directly or indirectly, such Equity Securities, and (b) any shares of stock, partnership interests, other ownership or beneficial interests, bonds, notes, debentures or other securities convertible into, exchangeable for, or otherwise entitling the holder thereof to, directly or indirectly, such Equity Securities, in each case outstanding at any time.

         "DCC" shall mean Dobson CC Limited Partnership, an Oklahoma limited partnership.

         "DEMAND REGISTRATION CUTBACK" shall have the meaning ascribed thereto in SECTION 3.1(b).

         "DOBSON" shall mean Everett Dobson.

         "EQUITY SECURITIES" shall mean, with respect to any Person, any shares of stock of, or partnership interest or other ownership or beneficial interest in, such Person, in each case outstanding at any time.

         "FAIR MARKET VALUE" shall mean with respect to any Common Shares an amount equal to the greater of (i) the total value of the

                                       4

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consideration which would be received by a holder of one Common Share upon a
Public Offering by the Company of Common Shares representing at least 25% of the Common Shares of the Company on a Fully Diluted Basis, and (ii) the total value of the consideration which would be received by a holder of one Common Share upon the sale of all of the Equity Securities of the Company in a single transaction to a buyer willing to pay the highest purchase price which could be received in an auction conducted by a nationally recognized investment banking firm which has experience valuing telecommunications companies, which such buyer is under no compulsion to buy and the holders of such Equity Securities are under no compulsion to sell, all parties having reasonable knowledge of all relevant facts, in each case without any discount for illiquidity, minority ownership, transfer restrictions, call or option rights to purchase the Common Shares, the existence of Noncompliance Events or the termination, death or disability of key officers of the Company; PROVIDED, HOWEVER, that any liability of the Company in respect of the Trust Loan, whether direct, contingent or otherwise, shall not be included as a liability of the Company for purposes of calculation Fair Market Value; and PROVIDED, FURTHER, however, that the face amount plus all accrued but unpaid interest on any promissory notes outstanding to employees, officers or directors of the Company shall be included as an asset of the Company for purposes of calculating Fair Market Value.

         "FAMILY MEMBER" shall mean, as applied to any Person who is an individual, a spouse, parent, sibling, child, grandchild, cousin or other lineal descendent thereof and a trust created for the exclusive benefit of one or more of such Persons.

         "FEP" shall mean Fleet Equity Partners VI, L.P., a Delaware limited partnership, and its successors and assigns.

         "FINANCING AGREEMENT" shall mean that certain Second Amended and Restated Credit Agreement of February 26, 1997 herewith by and among CoreStates Bank, N.A., in its capacity as Administrative Agent and a Bank, other Banks listed therein, the Corporate Borrower listed therein, or any credit agreement evidencing a senior debt facility that replaces the facility evidenced by such Second Amended and Restated Credit Agreement.

                                       5

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         "FULLY DILUTED BASIS" with respect to any Equity Securities issued or issuable by any Person shall include, without duplication, (a) all shares or units of, or interests in, such Equity Securities outstanding at the time of determination, and (b) all Convertible Securities with respect to such Equity Securities, whether or not exercisable or convertible at the time of such determination.

         "FVR" shall mean Fleet Venture Resources, Inc., a Rhode Island corporation, and its successors and assigns.

         "KPP" shall mean Kennedy Plaza Partners, a Rhode Island general partnership.

         "MAJORITY PURCHASERS" shall mean, at any time of determination thereof, Purchasers holding at such time at least fifty-one percent (51%) of the aggregate issued and outstanding Shares held, whether beneficially or of record, by the Purchasers.

         "NEW SHARES" shall mean any Equity Securities or Convertible Securities of the Company, whether now authorized or not, and any rights, options or warrants to purchase said Equity Securities or Convertible Securities, including, without limitation, any Common Shares or Preferred Shares, PROVIDED, HOWEVER, that "New Shares" does not include (i) securities offered pursuant to a Public Offering; (ii) Common Shares issued to the Company's Shareholders in connection with any stock split or stock dividend;
(iii) Common Shares issued to a Purchaser upon conversion of the Class B Preferred Stock, and (iv) the issuance of a total of 30,166 Common Shares upon the exercise of Qualified Options.

         "NONCOMPLIANCE EVENTS" shall have the meaning given such term in the Purchase Agreement.

         "NOTICE OF PROPOSED ISSUANCE" shall have the meaning ascribed thereto in SECTION 5.1(a).

         "NOTICE OF PROPOSED TRANSFER" shall have the meaning ascribed thereto in SECTION 6.1(a).

         "OFFERED SHARES" shall have the meaning ascribed thereto in SECTION 6.1(a).

                                       6

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         "OFFERED NEW SHARES" shall have the meaning ascribed thereto in
SECTION 5.1(a).

         "PCS" shall mean personal communications services.

         "PERMITTED TRANSFERS" shall mean, in the case of a Purchaser, (i) any Transfer of Shares to any Person controlled, directly or indirectly, by Fleet Financial Group, Inc. ("FFG") or in which FFG, directly or indirectly, owns a majority of the Equity Securities, (ii) a Transfer of all of the Shares owned by such Purchaser in connection with a sale by such Purchaser of 50% or more of the fair value of its investment portfolio, (iii) a Transfer pursuant to a Public Offering, and (iv) Transfer of Shares pursuant to
SECTION 7 or 9 hereof.

         "PERSON" shall have the meaning ascribed thereto in the Purchase Agreement.

         "POPS" shall mean the total number of population equivalents in a defined market.

         "PREFERRED SHARES" shall mean the Class B Preferred Stock authorized as of this date.

         "PROPOSED BUYER" shall have the meaning ascribed thereto in SECTION 5.1(a).

         "PROPOSED PURCHASER" shall have the meaning ascribed thereto in
SECTION 6.1(a).

         "PROPORTIONATE SHARE" shall have the meaning ascribed thereto in
SECTION 5.1(c).

         "PUBLIC OFFERING" shall mean the sale or distribution of Common Shares or other Equity Securities of the Company pursuant to an underwritten public offering registered under the Securities Act.

         "PURCHASERS" shall mean FVR, FEP and KPP, and "PURCHASER" shall mean any one of them.

         "PURCHASE AGREEMENT" shall mean that certain Securities Purchase Agreement, of March 19, 1996, by and among the Purchasers

                                       7

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and Dobson Communications Corporation, as amended by that certain Amendment
No.1 to Securities Purchase Agreement dated as of February ___, 1997, and as the same may be amended, supplemented, restated, replaced or otherwise modified, in each case from time to time and whether in whole or in part.

         "QUALIFIED OPTIONS" shall mean those certain options for the right to purchase up to 30,166 Common Shares issued to key employees acceptable to the Majority Purchasers and in the amounts, at the price and on other terms and conditions acceptable to the Majority Purchasers.

         The terms "REGISTER", "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         "REGISTRABLE SECURITIES" shall mean (i) the Common Shares held by any Shareholder, including but not limited to any Common Shares issued or issuable pursuant to the conversion of Preferred Shares and any Common Shares issued upon exercise of any warrant or option held by a Shareholder, in each case which have not been sold to the public, and (ii) any Common Shares or other securities issued or issuable pursuant to the conversion of, or with respect to, the Preferred Shares held by any Shareholder, upon any stock split, stock dividend, recapitalization or similar event, which shares have not been sold to the public, and (iii) securities issued in replacement or exchange of any of the securities referred to in clauses (i) or (ii) above.

         "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with SECTION 3.1, 3.2 and 3.5, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, fees and disbursements of counsel for the Purchasers, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

         "RESTRICTED SHARES" shall have the meaning ascribed thereto in
SECTION 6.1.

                                       8

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         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, each as in effect from time to time.

         "SELLING EXPENSES" shall mean all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the Registrable Securities registered by the Shareholders.

         "SHAREHOLDERS" shall have the meaning ascribed thereto in the Recitals to this Agreement.

         "SUBSIDIARY" shall have the meaning ascribed thereto in the Purchase Agreement.

         "TRANSFER" shall mean, with respect to any Share, property, asset or other right or interest, when used as a verb, to sell, assign, transfer, exchange, distribute, devise, gift, grant a lien on, encumber or otherwise dispose of such Share, property, asset or other right or interest, in whole or in part, or, when used as a noun, the sale, assignment, transfer, exchange, distribution, devise, gift, granting of a lien, encumbrance or other disposition of such Share, property, asset or other right or interest, in whole or in part, in either case, whether pursuant to a sale, merger, combination, consolidation, reclassification or otherwise, except for pledges and assignments made pursuant to the Financing Agreement or collateral documents executed in connection therewith.

         "TRUST LOAN" shall mean that certain $6 million term loan to the Everett R. Dobson Irrevocable Family Trust, Stephen T. Dobson Irrevocable Family Trust and Robin L. Dobson Irrevocable Family Trust pursuant to the Financing Agreement.

         "VOTING SECURITIES" shall mean equity securities of a Person having the right to vote generally in the election of the directors of such Person.

    2.2 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise (i) references to the plural include the singular and to the singular include the plural, (ii) the term "including" is not limiting, and
(iii) the term "or" has the inclusive meaning represented by the term "and/or". The terms

                                       9

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"hereof", "herein", "hereby", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, Section, clause, Schedule and Exhibit references are to Articles, Sections, clauses, Schedules and Exhibits (as each such Schedule or Exhibit may be amended, modified or supplemented from time to time) of this Agreement unless otherwise specified.


                                       10

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                                    SECTION 3

                               REGISTRATION RIGHTS

    3.1  REQUESTED REGISTRATION.

    (a) REQUEST FOR REGISTRATION BY PURCHASERS. If at any time after the effective date of a Public Offering the Company shall receive from the Majority Purchasers a written request that the Company effect the registration under the Securities Act of the Registrable Securities held by, or issuable to, the Purchasers (each such request a "Request for Registration"), the Company will:

         (i) promptly, and in any event within fifteen (15) days of its receipt of such Request for Registration, give written notice of the proposed registration to all other Shareholders; and

         (ii) use its best efforts to effect such registration of the Registrable Securities (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such Request for Registration, together with all or such portion of the Registrable Securities of each Shareholder joining in such request as are specified in a written request received by the Company within fifteen (15) days after receipt by such Shareholder of such written notice from the Company;

PROVIDED, HOWEVER, that the Company shall not be obligated to take any action to effect any such registration pursuant to this SECTION 3.1(a):

         (A) In any particular state jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be


                                       11

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    required by the Securities Act, PROVIDED THAT the Company shall be required to take all such necessary action in the State of New York; or

         (B) After the Company has effected three such Requests for Registration on Form S-1 (or any successor form to Form S-1) pursuant to this SECTION 3.1(a), such registrations have been declared or ordered effective and the securities offered pursuant to such registrations have been sold.

    Subject to the foregoing clauses (A) and (B), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of a Request for Registration.

    The Majority Purchasers may make three Requests for Registration on Form S-1 (or any successor form to Form S-1); PROVIDED, HOWEVER, that the Majority Purchasers may not request registration of the Registrable Securities on Form S-1 (or any successor form to Form S-1) if Form S-3 (or any successor form to Form S-3) is available for such registration; and PROVIDED FURTHER that at least nine months shall have elapsed between the date of any Request for Registration and any subsequent Request for Registration. Any Shareholder may participate in any offering conducted pursuant to a Request for Registration so long as all of the Registrable Securities held by the Purchasers requested to be registered in such registration are permitted to be included in such registration. If as a result of a Demand Registration Cutback the Purchasers are not allowed to include in any such registration at least eighty percent (80%) of their Registrable Securities requested to be registered, then such registration shall not count as one of the Majority Purchasers' three Requests for Registration.

    (b) UNDERWRITING. The distribution of the Registrable Securities subject to a Request for Registration shall be effected by means of a firm commitment underwriting. The right of any Shareholder to registration pursuant to SECTION 3.1 shall be conditioned upon such Shareholder's participation in such underwriting and the inclusion of such Shareholder's Registrable Securities in the underwriting to the extent requested by such Shareholder, unless otherwise mutually agreed, in writing, by the Majority Purchasers.

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    The Company, together with each Shareholder proposing to distribute his, her or its securities through such underwriting, shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected by such underwriting by the Company which underwriter(s) shall be reasonably acceptable to the Majority Purchasers. Notwithstanding any other provision of this SECTION 3.1, if the managing underwriter(s) advises the Company and the Purchasers in writing that because the number of shares requested to be included in the registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Purchasers or that other marketing factors require a limitation of the number of shares to be underwritten (the "Demand Registration Cutback"), then the Company will include in such registration, to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering, FIRST, all Registrable Securities of the Purchasers requested to be included in such registration, SECOND, the securities proposed to be sold by the Company for its own account, and THIRD, the Registrable Securities of Shareholders other than the Purchasers requested to be included in such registration. In the event a Demand Registration Cutback results in less than all of the securities of a particular category (i.e., Registration Securities of the Purchasers, Registrable Securities of the Shareholders other than the Purchasers and securities of the Company) that are requested to be included in such registration actually to be included in such registration shall be shared pro rata among all of the holders of securities of such category that were requested to be included in such registration based on the number of shares held by each such holder of securities of such category.

    If any Purchaser disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by written notice to the Company, the managing underwriter(s) and the other Purchasers. The Registrable Securities so withdrawn shall be withdrawn from registration; PROVIDED, HOWEVER, that if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by any other Purchaser may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to each Purchaser who has included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this SECTION 3.1(b).

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    3.2  COMPANY REGISTRATION.

    (a) NOTICE OF REGISTRATION TO SHAREHOLDERS. If at any time or from time to time, the Company shall determine to register any of its Equity Securities, either for its own account or the account of a holder thereof, other than (i) a registration relating solely to employee benefit plans or
(ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

         (i)  promptly give to each Shareholder written notice thereof; and

         (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Shareholder or Shareholders.

    (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered Public Offering involving an underwriting, the Company shall so advise the Shareholders as a part of the written notice given pursuant to SECTION 3.2(a)(i). In such event the right of any Shareholder to registration pursuant to this SECTION 3.2 shall be conditioned upon such Shareholder's participation in such underwriting and the inclusion of such Shareholder's Registrable Securities in the underwriting to the extent provided herein. All Shareholders proposing to distribute their securities through such underwriting shall (together with the Company and the other Shareholder distributing their Registrable Securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this SECTION 3.2, if the managing underwriter determines that the number of shares requested to be included in the registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company or that marketing factors require a limitation of the number of shares to be underwritten on behalf of the Company (the "Company Registration Cutback"), then the Company will include in such registration, to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering without such effect on the price, FIRST, all securities of

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the Company proposed to be sold by the Company for its own account, SECOND, the Registrable Securities requested by the Purchasers and the other Shareholders to be included in such registration, and FINALLY, any other securities of the Company requested to be included in such registration. In the event a Company Registration Cutback results in less than all of the securities of a particular category (i.e., securities proposed to be registered by the Company; securities proposed to be registered by Purchasers and the other Shareholders; and securities proposed to be registered by Persons other than the Shareholders) that are requested to be included in such registration to actually be included in such registration, then the number of securities of such category that will be included in such registration shall be shared pro rata among all of the holders of securities of such category that were requested to be included in such registration based on the number of shares held by each holder of securities of such category.

    3.3  EXPENSES OF REGISTRATION.     The Company shall bear all
Registration Expenses (exclusive of Selling Expenses) incurred in connection with registrations pursuant to SECTION 3.1, 3.2 and 3.5 and, in the case of any registrations in which one or more Purchasers are registering Registrable Securities, the Company shall pay the fees and expenses of one counsel for the Purchasers. The one such counsel representing the Purchasers in connection with any registration under this Agreement shall be selected by the Majority Purchasers. All Selling Expenses relating to Registrable Securities registered by the Shareholders shall be borne by such Shareholders pro rata on the basis of the number of shares so registered.

    3.4 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Shareholder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

         (a) keep such registration, qualification or compliance effective and current for a period of one hundred eighty (180) days (or such longer period as may be necessary to accommodate the filing of amendments or supplements necessary to comply with the Securities Act) or until the Shareholder or Shareholders have completed the distribution described in the

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    registration statement relating thereto, whichever first occurs;

         (b) furnish such number of prospectuses and other documents incident thereto as a Shareholder from time to time may reasonably request;

         (c) use its best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as any seller of Registrable Securities reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller;

         (d) in the event of any underwritten Public Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Shareholder and the Company participating in such underwriting shall also enter into and perform its obligations under such an agreement;

         (e) notify each Shareholder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and of any Commission stop orders or other material modifications in connection therewith;

         (f) cause all such Registrable Securities covered by such registration statement to be listed on each securities exchange on which the same class of securities issued by the Company are then listed, if the listing of such Registrable Securities is then permitted under the rules and regulations of such exchange and, in the case of a Request for Registration, if requested by the Majority Purchasers of

    Registrable Securities, cause all such Registrable Securities that are of a different class or series than those Company securities already listed or traded to be listed on any securities exchange reasonably requested by the Majority Purchasers;

         (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

         (h) in the case of a Request for Registration, enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions (including effecting a stock split or a combination of shares) as the Majority Purchasers reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

         (i) make available for inspection by any seller of Registrable Securities, any managing underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

         (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

         (k) permit any Shareholder of Registrable Securities which might be deemed to be an underwriter or a controlling Person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Shareholder and its counsel should be included;

         (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

         (m) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

         (n) in the case of a Request for Registration, obtain a cold comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Majority Purchasers may reasonably request.

    3.5  REGISTRATION ON FORM S-3.     In addition to the rights set
forth in SECTION 3.1 and 3.2, if the Majority Purchasers request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a Public Offering of shares of Registrable Securities, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such shares to be registered for the offering as soon as practicable on Form S-3 (or any successor form to Form S-3). The procedures and limitations for effecting the registration of the Registrable Securities on Form S-3 (or any successor form to Form S-3), including the procedure used for any underwriting limitation, shall be as set forth in SECTION 3.1; provided, however, that there shall not be any limit on the number of registrations that may be requested by the Majority Purchasers on Form S-3 (or any successors form to Form S-3).

    3.6  INDEMNIFICATION.

    (a) The Company will indemnify each Shareholder, each of its officers and directors and partners and such Shareholder's legal counsel and independent accountants, and each Person controlling any such Persons within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in the investigation or settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Shareholder, each of its officers and directors and such Shareholder's legal counsel and independent accountants, and each Person controlling any such Persons, each such underwriter and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Shareholder or underwriter and stated to be specifically for use therein.

    (b) Each Shareholder will, if Registrable Securities held by such Shareholder are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company's securities covered by such a registration statement, each Person who controls the Company or such underwriter, within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each Person controlling such Shareholder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Shareholders, such directors, officers, legal counsel, independent accountants, underwriters or control Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement
(or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Shareholder and stated to be specifically for use therein; provided, however, that the obligation of such Shareholder hereunder shall be limited to an amount equal to the proceeds received by such Shareholder upon the sale of the Registrable Securities sold in the offering covered by such registration.

    (c) Each party entitled to indemnification under this SECTION 3.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest (as determined in good faith by the Indemnified Party). The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

    (d)  The obligations of the Company and Shareholders under this
SECTION 3.6 shall survive the completion of any offering of Registrable Securities under this Agreement.

    (e) The Company shall make payment in satisfaction of its obligations under this SECTION 3.6 within thirty (30) days upon receiving written confirmation from the Indemnified Party of the nature and amount of the expenses to be indemnified.

    (f) If the indemnification provided for in this SECTION 3.6 is unavailable or insufficient to hold harmless an Indemnified Party, then each Indemnifying Party shall contribute to the amount paid or payable to such Indemnified Party as a result of the losses, claims, damages, or liabilities referred to in this SECTION 3.6 in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, demands or liabilities as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or parties on the one hand or the Indemnified Party on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid to an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this SECTION 3.6(f) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this SECTION 3.6. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

    (g) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and shall survive the transfer of securities.

    3.7  INFORMATION BY SHAREHOLDER.   The Shareholder or Shareholders of
Registrable Securities included in any registration shall furnish to the Company such information regarding such Shareholder or Shareholders and the distribution proposed by such Shareholder or Shareholders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

    3.8 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of securities of the Company to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

         (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

         (b) Use its best efforts to then file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements);

         (c) So long as a Shareholder owns any Registrable Securities, to furnish to the Shareholder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) and of the Securities Act and the Securities Exchange Act of 1934 (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company and such other reports and documents of the Company as a Shareholder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Shareholder to sell any such securities without registration.

    3.9  TRANSFER OF REGISTRATION RIGHTS.   The rights to cause the
Company to register securities granted the Purchasers under SECTION 3.1,
3.2 and 3.5 may be assigned to a transferee or assignee in connection with the transfer or assignment of the Registrable Securities, PROVIDED, THAT, (i) such transfer may otherwise be effected in accordance with applicable securities laws, and (ii) the Company is given reasonably prompt written notice of such assignment.

    3.10 TERMINATION OF REGISTRATION RIGHTS.     The rights granted
pursuant to this SECTION 3 shall terminate as to any Shareholder at such time as such Shareholder may sell under Rule 144 in a three month period all Registrable Securities then held by such Shareholder.

    3.11 OTHER REGISTRATION RIGHTS.    The Company shall not grant any
Person registration rights for any Shares or other Equity Securities of the Company, other than as specified in this SECTION 3, without the prior written consent of the Majority Purchasers.

                                      SECTION 4

                         AFFIRMATIVE COVENANTS OF THE COMPANY
                                 AND THE SHAREHOLDERS

    4.1  BOARD OF REPRESENTATION AND VOTING AGREEMENT OF THE SHARES.

    (a) From and after the date hereof and until the provisions of this Section cease to be effective, each Shareholder shall vote all of the voting securities of the Company (including the Common Shares and Preferred Shares) over which such Person has voting control and shall take all other necessary or desirable actions within his or its control (whether in his or its capacity as a stockholder, director, member of a board, committee or officer of the Company or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Company shall take all necessary or desirable actions within its control (including, without limitation, calling special board and shareholders' meetings) so that:

         (i) the authorized number of directors of the Company's Board of Directors (the "Board") shall be established at six (6) directors;

         (ii) the following Persons shall be elected to the Board at each election of directors during the term of this Agreement:

         (A) four (4) representatives designated by DCC, one of whom shall be Dobson and one of whom (1) shall be reasonably acceptable to the Majority Purchasers, and (2) is not an Affiliate or employee of the Company or a Family Member of such Affiliate or employee or of Dobson;

         (B)  one (1) representative designated by FVR; and

         (C) one (1) representative designated by FEP; PROVIDED, HOWEVER, AT ANY TIME FOLLOWING THE SIX MONTH ANNIVERSARY OF THE DATE OF THIS AGREEMENT, UPON THE WRITTEN REQUEST OF DOBSON, THE REPRESENTATIVE DESIGNATED BY FEP SHALL BE A PERSON who is (i) reasonably acceptable to Dobson and (ii) is not an officer, director or employee of FEP or FVR;

         (iii) FVR shall have the right to (A) designate one representative to each committee established by the Board, and (B) have an observer, selected by FVR in its sole discretion, attend each meeting of the Board and each meeting of any committee of the Board;

         (iv) any director designated hereunder shall be removed from the Board (and thereupon from all committees of the Board) (with or without cause) at the written request of the Person or Persons which have the right to designate such
                                      24
    director hereunder; and a director so designated hereunder shall not be removed from the Board by any Person other than the Person or Persons which have the right to designate such director, except if such director has engaged in conduct constituting "cause" under Oklahoma law, in which case such director may be removed in accordance with Oklahoma law and such vacancy shall be filled by the Person or Persons who appointed the removed director;

         (v) in the event that any representative designated hereunder for any reason ceases to serve as a member of the Board or any committee thereof during such representative's term of office, the resulting vacancy on the Board or committee shall be filled by a representative designated by a Person or Persons which have the right to designate such representative hereunder; and

         (vi)  after the date hereof, the Board shall hold bi-monthly meetings.

    (b) Each and every transferee or assignee of Shares from any Shareholder shall be bound by and subject to all terms and conditions of this SECTION
4.1. So long as the provisions of this SECTION 4.1 are in effect, the Company shall require, as a condition precedent to the Transfer of any Shares subject to this SECTION 4.1, that the applicable transferee agrees in writing to be bound by, and subject to, the terms and conditions of this SECTION 4.1 and to ensure that such transferee's transfers of Shares shall be likewise bound.

    (c) The Company and the Shareholders agree that, so long as the provisions of this SECTION 4.1, SECTIONS 5, 6, 7, 8 OR 9 are in effect, all Shares now or hereafter held by each Shareholder will be stamped or otherwise imprinted with a legend in substantially the following form:

    THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO AGREEMENTS, COVENANTS AND RESTRICTIONS IN REGARD TO THE VOTING OF SUCH SHARES AND THEIR TRANSFER, AS PROVIDED IN THE PROVISIONS OF A SHAREHOLDERS' AGREEMENT, DATED AS OF FEBRUARY ___, 1997, BY AND AMONG DOBSON COMMUNICATIONS CORPORATION, AN OKLAHOMA CORPORATION (THE "COMPANY") AND THE SHAREHOLDERS

    NAMED THEREIN, A COPY OF WHICH IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE COMPANY.

    (d) Each of the parties acknowledge that all other parties hereto will be irreparably damaged in the event that the provisions of this Section are not specifically enforced. Accordingly, should any dispute arise pursuant to
SECTION 4.1, the parties agree that a decree of specific performance shall be an appropriate remedy. Such remedy shall be cumulative and shall be in addition to any other remedies which any party may have at law or in equity.

    (e) The Company shall pay the out-of-pocket travel, lodging and other related expenses of the observer selected by FVR pursuant to SECTION 4.1(a)(iii) and all directors elected pursuant to SECTION 4.1 who are not employees of the Company.

                                      SECTION 5

                                  PREEMPTIVE RIGHTS

    5.1 RIGHT TO PURCHASE. The Company shall only issue New Shares in accordance with the following terms:

    (a) In the event the Company desires to issue any New Shares, it shall first deliver to each Purchaser a written notice (each such notice, a "Notice of Proposed Issuance") specifying the name and address of the proposed purchaser of the New Shares (each such purchaser, a "Proposed Buyer"), the type and total number of such New Shares which the Company then desires to issue to such Proposed Buyer (such New Shares, the "Offered New Shares"), all of the terms, including the price, upon which the Company proposes to issue such Offered New Shares to such Proposed Buyer, and stating that the Purchasers shall have the right to purchase such Offered New Shares in the manner specified in SECTION 5.1 at the price and in accordance with the terms and provisions specified in such Notice of Proposed Issuance.

    (b) During the thirty consecutive day period commencing on the date on which the Purchasers receive the Notice of Proposed Issuance, each Purchaser shall have the option to purchase the Offered New Shares subject to such Notice of Proposed Issuance at the price and terms specified in such Notice of Proposed Issuance and in the amount specified in SECTION 5.1(c). Each Purchaser shall give written notice of its election to the Company on or before the last day of such thirty (30) day period and if a Purchaser has not given such written notice within such period, such Purchaser shall be deemed to have rejected its right to purchase the Offered New Shares. The Purchaser shall have the right to condition its purchase of the Offered New Shares upon the closing of the sale of the balance of such Offered New Shares to the Proposed Buyer.

    (c) Each Purchaser shall have the right to purchase that number of the Offered New Shares as shall be equal to the number of such Offered New Shares multiplied by a fraction, the numerator of which shall be the number of Common Shares then owned by such Purchaser (assuming full conversion of all Preferred Shares owned by such Purchaser), and the denominator of which shall be the aggregate number of Common Shares then owned by all of the Shareholders. The amount of such Offered New Shares that each Purchaser is entitled to purchase under this SECTION 5.1(c) shall be referred to as its "Proportionate Share."

    (d) Each Purchaser shall have a right of oversubscription such that if any Purchaser fails to elect to purchase its full Proportionate Share of the Offered New Shares, the remaining Purchasers shall, among them, have the right to purchase up to the balance of such Offered New Shares not so purchased. The Purchasers may exercise such right of oversubscription by electing to purchase more than their Proportionate Share of the Offered New Shares. If, as a result thereof, such oversubscriptions exceed the total number of the Offered New Shares available in respect to such oversubscription privilege, the oversubscribing Purchasers shall be cut back with respect to oversubscriptions on a PRO RATA basis in accordance with their respective Proportionate Shares or as they may otherwise agree among themselves.

    (e)  The Company shall have the right, until the expiration of ninety
(90) consecutive days commencing on the first day immediately following the expiration of the thirty (30) day period specified in SECTION 5.1(b) to issue the remaining Offered New Shares to the applicable Proposed Buyer at the price and terms specified in the applicable Notice of Proposed Issuance. If for any reason the remaining Offered New Shares are not issued to such Proposed Buyer within such period and at such stated price and on such stated terms, the right to issue in accordance with such

Notice of Proposed Issuance shall expire and the provisions of this Agreement shall continue to be applicable to such Offered New Shares.

    (f) The Company shall not issue any shares in the name of such Proposed Buyer unless and until such Proposed Buyer shall have agreed in writing to become bound by the terms hereof.

    (g) The purchase price for any Offered New Shares to be paid by the Purchasers or the applicable Proposed Buyer shall be the price set forth in the Notice of Proposed Issuance relating to such Offered New Shares.

    (h) The Purchasers purchasing the greatest percentage of any Offered New Shares shall set the place, time and date for the closing of the purchase of the Offered New Shares, which closing shall not be later than the date of the closing of the sale of the Offered New Shares to the Proposed Buyer. In the event that none or only a portion of the consideration to be paid by a Proposed Buyer with respect to any Offered New Shares is in cash, the purchase price therefor shall be the fair value of the consideration to be paid by such Proposed Buyer. In the event the Purchasers and the Company cannot agree, acting reasonably, upon the fair value of the consideration to be paid for such Offered New Shares, such parties shall immediately submit the issue of determining such fair value to binding arbitration which shall be held in Chicago, Illinois in accordance with the rules and procedures of the American Arbitration Association applicable to commercial transactions.

    The closing of the sale of the Offered New Shares to the Purchasers and the Proposed Buyer shall be delayed until at least ten (10) days following the final determination of such fair value.

    5.2  PRICE.    The purchase price for any Offered New Shares sold to the
Purchasers shall be paid by the Purchasers in cash or by certified check at the date of the closing.

    5.3 CLOSING. At the closing of the purchase of any Offered New Shares, the Purchasers and the applicable Proposed Buyer shall deliver the consideration required by SECTION 5.2, and the Company shall deliver certificates representing the Offered New Shares.

                                   SECTION 6

                             RIGHT OF FIRST REFUSAL

    6.1 RIGHT OF FIRST REFUSAL. Except for Permitted Transfers, no Purchaser shall transfer any Shares or any Convertible Securities with respect to any Shares held by such Purchaser (each, a "Restricted Share"), except in accordance with the specific terms of this SECTION 6.1 as follows:

    (a) In the event that any Purchaser desires to Transfer all or any portion of the Restricted Shares owned by such Purchaser (in such capacity, the "Offeror") pursuant to a bona fide written offer, such Offeror shall first deliver to the Company a written notice (each, a "Notice of Proposed Transfer") specifying the name and address of the proposed transferees of the Restricted Shares (each, a "Proposed Purchaser") the type and total number of such Restricted Shares which such Offeror then desires to transfer to such Proposed Purchaser (the "Offered Shares"), all of the terms, including the price, upon which such Offeror proposes to transfer such Offered Shares to such Proposed Purchaser, and stating that the Company shall have the right to purchase such Offered Shares at the price and in accordance with the terms and provisions specified in such Notice of Proposed Transfer.

    (b) During the fifteen (15) consecutive day period commencing on the date of the Company's receipt of the Notice of Proposed Transfer, the Company shall have the option to purchase all (but not less than all) of the Offered Shares, before the same may be Transferred to any other Person. The Company must give written notice of its election to the applicable Offeror during such fifteen (15) day period. If the Company does give written notice of its election to purchase all of the Offered Shares to the applicable Offeror within such fifteen (15) day period, the closing for the sale of such Offered Shares shall occur no later than thirty (30) days after the Company provides such written notice of its election to purchase such Offered Shares to the applicable Offeror.

    (c) If all of the Offered Shares subject to a Notice of Proposed Transfer have not been purchased by the Company pursuant to SECTION 6.1(b), then the applicable Offeror shall have the right until the expiration of three hundred sixty (360) consecutive days commencing on the first day immediately following the expiration of the fifteen (15) day period specified in Section 6.1(b), to Transfer such Offered Shares to the applicable Proposed Purchaser at the price (or a higher price) specified in the applicable Notice of Proposed Transfer and on terms not materially more favorable to the Proposed Purchaser than set forth in the Notice of Proposed Transfer, provided that such Proposed Purchaser agrees in writing to become bound by the terms hereof. If for any reason such Offered Shares are not Transferred to the Proposed Purchaser within such period and at such price (or a higher price) and on such terms, the right to Transfer in accordance with such Notice of Proposed Transfer shall expire and the provisions of this Agreement shall continue to be applicable to such Offered Shares.

    (d) The Company shall not be obligated to issue any shares in the name of a Proposed Purchaser unless and until such Proposed Purchaser shall have agreed in writing to become bound by the terms hereof.

    (e) The purchase price to be paid by the Company or a Proposed Purchaser for any Offered Shares shall be the price set forth in the Notice of Proposed Transfer relating to such Offered Shares.

    (f) For purposes of this SECTION 6, if any of the Purchasers transfers its Shares to an entity (the "New Entity") which is, directly or indirectly, controlled by FFG or in which FFG, directly or indirectly, owns a majority of the Equity Securities and the stock of such New Entity is sold or transferred, the sale of such stock of the New Entity shall be deemed a Transfer which would trigger the right of first refusal provisions of this
SECTION 6.

    6.2  PRICE.    The purchase price for any Offered Shares shall be paid in cash or by certified check at the date of the closing of the sale of such Offered shares.

    6.3 CLOSING. At the closing of the sale of any Offered Shares, the Company shall deliver the consideration required by SECTION 6.2, and such Offeror shall deliver certificates representing the Offered Shares together with stock transfer powers duly endorsed in blank for transfer thereof.

    6.4  TERMINATION.   The provisions of this SECTION 6 shall terminate upon
the consummation of an initial Public Offering.

                                 SECTION 7

                              RIGHT OF CO-SALE

    7.1 CO-SALE. At least thirty days prior to any Transfer of Shares by any Shareholder who, together with Affiliates of such Shareholder, owns 10% or more of the Common Shares, on a Fully Diluted Basis, such Shareholder (the "Transferring Shareholder") shall deliver written notice (the "Sale Notice") to each Purchaser specifying in reasonable detail the identity of the proposed transferee(s) and the terms and conditions of the Transfer. A Purchaser may elect to participate in the contemplated Transfer by delivering written notice to the Transferring Shareholder within fifteen days after receipt of the Sale Notice. If any Purchaser has elected to participate in such Transfer, such Purchaser shall be entitled to sell in the contemplated Transfer, at the price and on the terms upon which the Transferring Shareholder will make such Transfer, a number of Common Shares equal to the product of (i) the quotient determined by dividing (A) the number of outstanding Common Shares owned by such Purchaser by (B) the aggregate number of Common Shares, on a Fully Diluted Basis, owned or held by the Transferring Shareholder and all other Purchasers participating in such sale, and (ii) the number of Common Shares to be sold in the contemplated Transfer; provided, however, in the event Purchaser owns Preferred Shares, such Purchaser shall have the right to sell in convertible, at the then conversion price, into the number of Common Shares which such Purchaser would otherwise have the right to sell in the proposed Transfer pursuant to this SECTION 7 if all the Preferred Shares held by such Purchaser had been converted into Common Shares.

    7.2  EXCLUSIONS.    The provisions of SECTION 7.1 shall not apply to (i)
a Transfer by a Purchaser to any Person or (ii) a Transfer for estate planning purposes to be made by Dobson or by Family Members of Dobson to other Family Members of Dobson or their respective Family Members ("Dobson Estate Planning Transfers"); provided, however, in any case, that any such transferee shall, as a condition of such Transfer, agree in writing to become bound by the terms hereof.

                                   SECTION 8

                           RESTRICTIONS OF TRANSFER

    8.1  TRANSFER RESTRICTIONS.   Except as provided in SECTION 8.2 hereof,
no Shareholder other than a Purchaser shall Transfer any Shares of the Company except as specifically permitted by this Agreement.

    8.2  EXCEPTIONS.    The restrictions on Transfers set forth in SECTION
8.1 shall not apply to (i) Dobson Estate Planning Transfers, and (ii) transfers between Family Members of Dobson or entities controlled by the Family Members of Dobson, so long as such transfers do not violate Section 8.1(i) of the Purchaser Agreement.

    8.3 TERMINATION. The provision of this SECTION 8 shall terminate upon the earliest to occur of (i) the consummation of an Initial Public Offering,
(ii) the sale of all or substantially all of the Company's assets, and (iii) the consummation of a merger or consolidation of the Company which constitutes a Change of Control Event.

                                SECTION 9

                               PUT RIGHTS

    9.1 RIGHT TO PUT. At any time and from time to time after the earliest to occur of (i) the fifth anniversary of the date hereof, (ii) a Change of Control Event, (iii) a Noncompliance Event, or (iv) the six month anniversary of the death of Dobson, each Purchaser shall have the right to sell all of the Shares held by such Purchaser to the Company (the "Put"), and upon exercise of such right (the "Put Rights"), the Company shall have the obligation to purchase the Shares as to which the Put Rights are exercised; provided, however, a Purchaser may not exercise the Put Rights as to more than 50% of the Shares then owned by it prior to the sixth anniversary of the date hereof unless one or more of the events referred to in clauses (ii)-(iv) above shall have occurred.

    Any Purchaser may exercise the Put Rights by providing the Company with a written request (a "Request Notice") that the Company redeem all or a portion of the Shares owned by such

Purchaser. The Company shall, within sixty (60) days after the determination of the Repurchase Price (as defined in SECTION 9.2 below) redeem all of the Shares then held by such Purchaser as to which the Put Rights have been exercised, by paying to such Purchaser an amount for each Share held by such Purchaser equal to the Repurchase Price. The closing of any redemption pursuant to this SECTION 9.1 shall take place at the office of the Purchaser which sent the Request Notice. If any required redemption is prohibited by applicable corporate law restricting the ability of a corporation to repurchase its shares, the Company shall make such repurchases as, when and to the extent that it is permitted to do so.

    9.2  REPURCHASE PRICE.   The "Repurchase Price" for each Common Share
repurchased pursuant to this SECTION 9 shall be the Fair Market Value thereof. The Repurchase Price for a Preferred Share shall be the greater of
(i) its Liquidation Value (as defined in the Company's Certificate of Incorporation) plus all accrued but unpaid dividends thereon to the date of repurchase and (ii) the produce of (x) the Fair Market Value of a Common Share and (y) the number of Common Shares into which a Preferred Share is then convertible. The Fair Market Value shall be initially determined by those directors of the Company who are not Affiliated with any of the Purchasers, Dobson, Family Members of Dobson or Family Members of any such Person (the "Disinterested Directors"). The Disinterested Directors shall provide the Purchasers and the Company with written notice of their determination with forty-five (45) days after receipt of the Request Notice. If a Purchaser or the Company shall notify the Disinterested Directors' determination of Fair Market Value that it objects to such determination of Fair Market Value (the "Objection Notice"), the Disinterested Directors, the Company and the Purchasers shall endeavor to agree on the Fair Market Value of the Shares being repurchased. If the Disinterested Directors, the Company and the Purchasers fail to agree on a determination of the Fair Market Value within fifteen (15) days after receipt by the Disinterested Directors of the Objection Notice, then the Company and the Purchasers shall endeavor to select a nationally recognized investment banking firm, which has experience valuing telecommunications companies (the "Appraiser"), to conduct an appraisal of the relevant Shares being repurchased, such appraisal to be conducted within sixty (60) days after such Person has been notified of its selection as the Appraiser. If the

Purchasers and the Company cannot agree on a Person to be the Appraiser within such fifteen (15) day period, the holders of sixty-six and two-thirds percent (66 2/3%) of the Shares held by Purchasers exercising the Put Rights, on the one hand, and the Company on the other, shall then have fifteen (15) days to each select a Person satisfying the requirements of an Appraiser. If either party fails to select such a Person within fifteen (15) day period, the Person who is selected by a party within the fifteen (15) day period shall be the Appraiser and shall conduct an appraisal of the relevant Shares being repurchased within sixty (60) days of the expiration of such fifteen day period. If the Company and the Purchasers each selected a Person within such fifteen day period, then the two selected Persons shall, within ten (10) days from the expiration of such fifteen day period, select another Person satisfying the requirements of an Appraiser who shall then be the Appraiser and who shall then conduct an appraisal of the relevant Shares being repurchased within sixty (60) days of being selected. The appraisal being conducted by the Appraiser shall determine the Fair Market Value of such Common Shares being repurchased and which determination shall be final and binding on the parties. The cost of the appraisal shall be borne equally by the Company on the one hand and the Purchasers on the other.

    9.3 FAILURE TO PURCHASE. Notwithstanding anything to the contrary set forth in this SECTION 9, in the event that the Company fails to redeem all of the shares requested to be redeemed by the Purchasers exercising the Put Rights pursuant to SECTION 9.1 above by the later of (i) six months after the date of the Request Notice or (ii) three months after the determination of the Fair Market Value but in no event later than nine months after the date of Request Notice (such latter date being referred to herein as the "Mandatory Date"), then the Company shall issue to the Purchasers who have exercised Put Rights that number of Common Shares as is then equal to 1% of the outstanding Common Shares of the Company determined on a Fully Diluted Basis, and on each third month anniversary of the Mandatory Date until the Repurchase Price for all shares as to which Put Rights were exercised is paid in full, the Company shall issue to the Purchasers who have exercised Put Rights that number of Common Shares as is on the date of issuance thereof equal to 1% of the outstanding Common Shares of the Company on a Fully Diluted Basis. In the event that the Company fails to redeem all of the Shares requested to be redeemed by the Purchasers exercising the Put Rights pursuant to SECTION 9.1 above within two years after the earlier of (x) the date of the determination of the Fair Market Value or (y) the Mandatory Date, then such Purchasers shall have the right to immediately designate a majority of the members of the Board until such time as all of the Shares requested to be redeemed by such Purchasers are redeemed. All of the parties to this Agreement covenant and agree to take all action as shall be necessary or appropriate, including, without limitation, voting all of their Common Shares in favor of any necessary amendment to the Company's Certificate of Incorporation or otherwise to cause the Company to issue the Shares required to be issued to the Purchasers pursuant to this SECTION 9.3.

    9.4 PAYMENT. Upon the surrender of the certificate or certificates evidencing the Shares to be repurchased by the Company, the applicable Repurchase Price in respect of such Shares shall be paid to the order of the Person whose name appears on such certificate or certificates in cash by wire transfer of immediately available funds. Each surrendered certificate evidencing Shares shall be canceled and/or retired.

                                  SECTION 10

                                 CALL RIGHTS

    10.1 RIGHT TO CALL. At any time from and after the seventh anniversary of the date of this Agreement, the Company shall have the right to purchase all of the outstanding Shares held by a Purchaser (the "Call") and upon the exercise of such right ("Call Rights") the Purchaser shall have the obligation to sell such Shares held by such Purchaser to the Company. The Company may exercise the Call Rights by providing the Purchasers a written notice (a "Call Notice") that the Company will repurchase such Shares. The Company may only exercise the Call Rights as to all of the Shares held by all of the Purchasers. The Company shall within sixty (60) days after the determination of the Call Price (as defined in SECTION 10.2 below) redeem all of the Shares held by such Purchasers by paying to such Purchasers an amount for each Share held by such Purchaser an amount equal to the Call Price. The closing of the repurchase of the Shares pursuant to SECTION 10.1 shall take place at the office of the Purchaser to whom the Call Notice was sent.

    10.2 CALL PRICE.    The "Call Price" for each Share shall be the
applicable Repurchase Price determined in accordance with the method and procedures set forth in SECTION 9.2 hereof.

    10.3 PAYMENT. Upon the surrender of the certificate or certificates evidencing the Shares to be repurchased by the Company pursuant to this
SECTION 10 the applicable Call Price in respect of such Shares shall be paid to the order of the Person whose name appears on such certificate or certificates in immediately available funds. Each surrendered certificate evidencing the Shares being repurchased shall be canceled and/or retired.

    10.4 TERMINATION.   The provisions of this SECTION 10 shall terminate
upon the consummation of an initial Public Offering.  The provisions of this
SECTION 10 shall cease to be applicable for any Shares transferred to any Person pursuant to SECTION 6 or 7 hereof.

                                  SECTION 11

                                MISCELLANEOUS

    11.1 WAIVERS AND AMENDMENTS. The rights and obligations of the Company and the rights and obligations of the Shareholders under this agreement may not be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) or amended without the written consent of the Company, the Majority Purchasers and the holders of a majority of the outstanding Class A Common Stock.

    11.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provisions or rule that would cause the application of the domestic substantive laws of any other state.

    11.3 SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

    11.4 ENTIRE AGREEMENT.   This Agreement constitutes the full and entire
understanding and agreement between the parties with regard to the subject matter hereof.

    11.5 NOTICES. Unless otherwise specifically provided herein, any notice, consent, waiver or other communication required or permitted to be given hereunder shall be in writing addressed to the applicable party as set forth below and may be personally served, telecopied or sent by nationally recognized overnight courier service or United States certified mail, postage prepaid and return receipt requested, and shall be deemed to have been given;
(i) if delivered in person, when delivered; (ii) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 4:00 p.m. (Oklahoma time) or, if not, on the next succeeding Business Day; (iii) if delivered by overnight courier, two days after delivery of such courier, properly addressed; or (iv) if by U.S. Mail, four (4) Business Days after depositing in the United States mail. Notices shall be addressed as follows:

    If to the Company:

         Dobson Communications Corporation
         13439 N. Broadway Extension
         Suite 200
         Oklahoma City, OK 73114
         Telecopy No.: (405) 391-8515
         Telephone No.: (405) 391-8305
         Attention: Everett R. Dobson, President


    If to the Majority Purchasers:

         Fleet Equity Partners
         111 Westminster Street
         Providence, Rhode Island 02903
         Telecopy No.: (401) 278-6387
         Telephone No.: (401) 278-5678
         Attention: Thadeus J. Mocarski

    11.6 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this

Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

    11.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts and each counterpart, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

    11.8 DESCRIPTIVE HEADINGS.    The descriptive headings of this Agreement
are inserted for convenience only and do not constitute a part of this Agreement.

    11.9 CONSENT TO JURISDICTION. THE PARTIES HERETO HEREBY AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS IN AND OF THE STATE OF DELAWARE AND TO JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE AND TO THE COURTS TO WHICH AN APPEAL OF THE DECISIONS OF SUCH COURTS MAY BE TAKEN, AND CONSENTS THAT SERVE OF PROCESS WITH RESPECT TO ALL COURTS IN AND OF THE STATE OF DELAWARE AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE MAY BE MADE BY REGISTERED MAIL TO IT AT SUCH PARTY'S ADDRESS SET FORTH IN SECTION 11.5.

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       DOBSON COMMUNICATIONS
                                       CORPORATION,


                                       By:    /s/ Everett R. Dobson
                                          --------------------------------
                                            Everett R. Dobson, President

                                       FLEET VENTURE RESOURCES, INC.


                                       By:   /s/ Thadeus J. Mocarski
                                          --------------------------------
                                            Thadeus J. Mocarski
                                            Senior Vice President


                                       FLEET EQUITY PARTNERS VI, L.P.

                                       By:  Fleet Growth Resources II, Inc.,
                                            a General Partner

                                       By:    /s/ Thadeus J. Mocarski
                                          --------------------------------
                                          Thadeus J. Mocarski,
                                          Senior Vice President

                                       KENNEDY PLAZA PARTNERS

                                       By:     /s/
                                          --------------------------------
                                       Name:  Robert M. Van
                                       Title: General Partner

                                       DOBSON CC LIMITED PARTNERSHIP

                                       By:  RLD, Inc., its General Partner


                                       By:    /s/ Everett R. Dobson
                                          --------------------------------
                                            Everett R. Dobson
                                            President


                                            /s/ Russell L. Dobson
                                          --------------------------------
                                          Russell L. Dobson

                                       DOBSON TELEPHONE COMPANY, INC.


                                       By:    /s/ Everett R. Dobson
                                          --------------------------------
                                           Everett R. Dobson
                                           President

                                      Schedule A

                                     SHAREHOLDERS



FLEET VENTURE RESOURCES, INC.

FLEET EQUITY PARTNERS VI, L.P.

KENNEDY PLAZA PARTNERS

DOBSON CC LIMITED PARTNERSHIP

DOBSON TELEPHONE COMPANY, INC.

RUSSELL L. DOBSON